                             POWER OF ATTORNEY FOR

                       REGISTRATION STATEMENT ON FORM S-4

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert F. X. Sillerman and Howard J. Tytel or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in the capacities stated below, in connection with the Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the"Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Director of:                           Ardee Festivals N.J., Inc.

                                       Beach Concerts, Inc.

                                       Broadway Concerts, Inc.

                                       Connecticut Amphitheater Development
                                         Corporation

                                       Connecticut Concerts Incorporated

                                       Connecticut Performing Arts, Inc.

                                       Dumb Deal, Inc.

                                       Exit 116 Revisited, Inc.

                                       In House Tickets, Inc.

                                       NOC, Inc.

                                       Northeast Ticketing Company

                                       QN Corp.

                                       SFX Concerts, Inc.

                                       Southeast Ticketing Company

Co-President, Co-Chief Executive
Officer, Director and co-principal
executive officer:                     Delsener/Slater Enterprises, Ltd.


Dated:  February 12, 1999              /s/ Mitch Slater
                                       ----------------------------------------
                                       Mitch Slater